UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2004

Gundle/SLT Environmental, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118278	22-2731074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19103 Gundle Road, Houston, Texas 77073

(Address of Principal Executive Offices, including Zip Code)

(281) 443-8564

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 (b) under the Exchange Act (17 CFR 240.14a-12 (b))

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Appointment of Director

On December 16, 2004, the board of directors of Gundle/SLT Environmental, Inc. (the “Company”) appointed Richard E. Goodrich as a director to serve until the annual meeting of stockholders of the Company or until his successor is duly elected and qualified. Mr. Goodrich will serve as chairman of the audit committee of the board of directors.

Mr. Goodrich is a certified public accountant with 40 years experience in accounting and financial management positions. Since 1998, Mr. Goodrich has held various positions with Chicago Bridge & Iron Company, including the position of Executive Vice President and Chief Financial Officer since 2001, and Group Vice President – Western Hemisphere Operations. From 1976 until 1982, and again from 1989 until 1998, Mr. Goodrich worked for Fluor Daniel in positions that included corporate director and controller of various business units. Mr. Goodrich holds a BS in Accounting from East Central Oklahoma State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUNDLE/SLT ENVIRONMENTAL, INC. (Registrant)

By:	/s/ ROGER J. KLATT
Executive Vice President and Chief Financial Officer

Date:	December 16, 2004